Exhibit 99.1


                          PRESS RELEASE


              FIRST KEYSTONE CORPORATION ANNOUNCES
                     THIRD QUARTER DIVIDEND

Berwick, Pennsylvania - August 24, 2011 - First Keystone Corporation (OTC BB: FKYS), parent company of First Keystone Community Bank, declared a $.24 per share quarterly cash dividend to shareholders of record as of September 13, 2011, payable September 30, 2011.

With this third quarter dividend, total cash dividends per share will amount to $.72 as of September 30, 2011, up from $.69 paid in the first three quarters of 2010, an increase of 4.3%.

First Keystone Community Bank, an independently owned community bank since 1864, presently operates 16 full service offices in Columbia (5), Luzerne (6), Montour (1) and Monroe (4) Counties providing banking and trust services.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: RBC Dain Rauscher, 800.223.4207; Janney Montgomery Scott, Inc., 800.526.6397;
Boenning & Scattergood, Inc., 800.883.8383; and Stifel Nicolaus &
Co. Inc., 800.223.6807.

Note: This press release may contain forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone Community Bank or its parent company, First Keystone Corporation, please contact
Matthew P. Prosseda at 570.752.3671.




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